                                                                   EXHIBIT 10.23
                       AMENDMENT TO ESCONDIDO BRANCH LEASE

                            FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease ("this Amendment") is entered effective June 6, 2001 by and between Camp Crook Properties, LLC a California limited liability company ("Landlord") and Palomar Community Bank, a California Banking corporation ("Tenant").

1.     Recitals

       A. On April 15, 1987, Palomar Plaza Associates Limited, a California general partnership, and Palomar Savings and Loan Association, a California corporation ("Tenant") entered into a written lease ("the Lease") for the real property located at 355 Grand Avenue, Escondido, California, described as the first floor of the building ("the Palomar Bank Building") constituting 7,000 square feet ("the Premises").

       B. On April 21, 1987, Palomar Plaza Assoicates Limited and Tenant executed a First Amendment to Lease which providedthat Tenant was entitled to the exclusive use of nine (9) parking spaces

       C. On April 21, 1987, Plaza Associates Limited and Tenant executed a second amendment to lease which provided that the initial monthly rental rate for Tenants lease of the premises would be $10,500.00

       D. ON December 23, 1987, Plaza Associates Limited and Tenant executed a Third amendment to lease which provided that the term of the lease would commence on November 23, 1987 and terminate on November 23, 2007.

       E. Effective March 2, 1995, Plaza Associates Limited assigned the lease to Palovest Limited partnership, a California limited partnership.

       F. On or about January 31, 1995, Palovest Limited partnership and Tenant executed a Fourth amendment to Lease which provided for a reduction in Tenants rent effective May 23, 1995.

       G. Effective April 17, 1998, Palovest limited partnership assigned the lease to Lynn Chuning, an individual. Concurrently therewith, Lynn Chuning assigned the lease to Landlord.

       H. ON December 14, 1998, Community West Bancshares, a California Corporation, acquired all of the stock of Tenant without the knowledge of consent of Landlord.

       I. On November 4, 1999, Tenant changed its charter to a state charter and changed its name to "Palomar Community Bank."

       J. Landlord anticipates that 2,985 square feet of space on the second floor ("the second floor premises") of the Palomar Bank Building will be vacated by the existing tenant on or about July 1, 2001. Tennant desires to lease the Second floor premises from Landlord and Landlord desires to lease the Second floor premises to Tenant on the terms and conditions set forth in the lease except to the extent such terms and conditions are expressly modified in this Amendment.

            THEREFORE, in consideration of the convenants, obligations and conditions contained herein, landlord and tenant agree as follows:

                                   AGREEMENT

       1. Second floor premises. In addition to Tenants lease of the Premises, Landlord leases to Tenant and Tenant leases from Landlord the Second Floor premises. The Second Floor premises is described as follows:
            345 West Grand Avenue, Suite 2, Escondido, California, and is the space occupied by the law firm of White and Bright as of the date of this Amendment. Tenant's Lease of the Second Floor Premises shall be on the same terms and conditions stated in the Lease except to the extent expressly modified in this agreement. Unless the context otherwise requires, all references in the Lease to the "Premises" shall be deemed to include the Second Floor Premises.

       2. Term. Tenant's lease of the Second Floor Premises shall commence on July 1, 2001, or as soon thereafter as Landlord recovers possession thereof from the existing tenant and shall terminate concurrently with the termination of Tenants's lease of the premises (as defined in the lease). Landlord shall use commercially reasonable efforts to recover possession of the Second Floor Premises prior to July 1, 2001.

       3. Option to Extend. Tenants option to extend the tern of the Lease shall include the right to elect to extend the term of Tenants lease of the Second Floor Premises as provided in Article 2 of the Lease; provided, however, Tenant shall not have the right to elect to extend the term of Tenant's lease of the Premises.

       4. Rent. Tenant shall, without notice or demand, pay to Landlord in advance monthly rent for the Second Floor Premises in the sum of Five Thousand, Two Hundred Twenty-Three Dollars and Seventy-Five cents ($5,223.75) commencing on the Commencement Date. The monthly rental amount shall be adjusted annually, commencing May 23, 2002, in accordance with the provisions of section 3.1 of the Lease, except that the Beginning index shall be the Index which is published for the month nearest to July 1, 2001.

       5. Condition of Premises. Landlord shall deliver the Second Floor Premises in broom swept condition. The provisions of Section 6.2 of the Lease shall not apply to the Second Floor Premises. Notwithstanding the foregoing, Tenant shall have the right at Tenants sole cost and expense, to make or cause to be made alternations and improvements to the Second Floor Premises provided:
            (a) Tenant shall first obtain Landlord's written approval, which approval shall not be unreasonably withheld of the plans and specifications for such alternations and improvements. (b) all alterations and improvements shall comply with the plans and specifications approved by Landlord and with all applicable laws, statutes, ordinances or governmental rules or regulations or requirements of duly constituted public authorities then in effect,
            (c) all alterations and improvements shall be performed only be competent contractors licensed under the laws of the state of California and shall be performed pursuant to written contracts and
            (d) such contractor shall have insurance in amounts reasonably acceptable to Landlord. Tenant shall defend, indemnify and hold Landlord, the property of Landlord and Landlords agents, servants and employees, harmless from and against any and all liability, claims, costs, and attorney's fees arising out or as a result of Tenants's making or causing to be made such alterations and improvements.

       6. Parking spaces. Notwithstanding the provisions of the First Amendment to Lease, Tenant shall be entitled to the exclusive use of eleven (11) parking spaces.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                Signature of Landlord to Fifth Amendment to Lease

LANDLORD

CAMP CROOK PROPERTIES, LLC.
A California limited liability company

By:  /s/ Lynn Chuning
     -------------------------
     Lynn Chuning
     It's Managing Member
Date: June 16, 2001

                 Signature of Tenant to Fifth Amendment to Lease
TENANT

PALOMAR COMMUNITY BANK,
A California banking corporation

By:  /s/  Richard M. Sanborn
     ---------------------------
     Richard M. Sanborn
     It's President and CEO